EXHIBIT 10

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital from the filing of the Schedule 13D/A on 5/9/25 to 5/20/25, the date of the event which required filing of this Schedule 13D/A.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
5/8/2025	Sell	6,307	11.05
5/9/2025	Sell	600	11.08
5/12/2025	Sell	35,998	11.00
5/13/2025	Sell	35,161	11.00
5/14/2025	Sell	4,175	10.94
5/15/2025	Sell	3,862	10.96
5/16/2025	Sell	15,326	10.92
5/19/2025	Sell	14,145	10.87
5/20/2025	Sell	36,082	10.85